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                                                                EXHIBIT (11)(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-1a (File No. 33-26305) under the Securities Act of 1933 of the PNC Fund of each of our reports dated November 23, 1994 on our audits of the financial statements and financial highlights as of September 30, 1994 and for the respective periods then ended.

We also consent to the reference to our Firm under the captions "Financial Highlights" in the prospectus and "Miscellaneous--Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, PA 19103
October 5, 1995